EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Sterling Financial Corporation:

Subsidiary	State of Incorporation or Organization

Bank of Lancaster County, N.A	(National Banking Association)
1 East Main Street
PO Box 0300
Strasburg, PA 17579

Town & Country Leasing, LLC	Pennsylvania
1097 Commercial Avenue
East Petersburg, PA 17520

Sterling Financial Trust Company	Pennsylvania
101 North Pointe Boulevard
Lancaster, PA 17601-4133

Equipment Finance LLC	Pennsylvania
118 West Airport Road
Lititz, PA 17543

EFI Holdings, Inc.	Delaware
Wilmington, DE 19803

Sterling Mortgage Services, Inc.	Pennsylvania
101 North Point Boulevard
Lancaster, PA 17601-4133

T & C Leasing, Inc.	Pennsylvania
1097 Commercial Avenue
East Petersburg, PA 17520

The First National Bank of North East	(National Banking Association)
14 S. Main Street
North East, Maryland 21901

Bank of Hanover and Trust Company	Pennsylvania
25 Carlisle Court
Hanover, PA 17371

HOVB Investment Company	Delaware
103 Foulk Road, Suite 202
Wilmington, DE 19803

Sterling Financial Statutory Trust I	Connecticut
101 North Pointe Boulevard
Lancaster, PA 17601

Sterling Financial Statutory Trust II	Connecticut
101 North Pointe Boulevard
Lancaster, PA 17601